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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83516) pertaining to the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan and in the Registration Statement (Form S-3 No. 33-99082) pertaining to the Martin Marietta Materials, Inc. shelf registration, of our report dated June 15, 1998, with respect to the financial statements of the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees and Martin Marietta Materials, Inc. Defined Contribution Plans Master Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                             /s/ Ernst & Young LLP


Raleigh, NC
June 25, 1998